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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 22, 2005

                             MASTERCARD INCORPORATED
             (Exact name of registrant as specified in its charter)


       DELAWARE                        000-50250              13-4172551
(State or other jurisdiction           (Commission         (IRS Employer
    of incorporation)                  File Number)       Identification No.)

        2000 PURCHASE STREET
          PURCHASE, NEW YORK                                    10577
    (Address of principal executive offices)                  (Zip Code)

                                 (914) 249-2000
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 22, 2005, MasterCard International Incorporated, the principal operating subsidiary of MasterCard Incorporated, received executed copies of a series of agreements with JPMorgan Chase Bank, National Association ("JPMC") with respect to the provision of transaction processing and related network services by MasterCard to JPMC and its affiliates. These agreements were executed by MasterCard on February 8, 2005 and countersigned by JPMC on February 18, 2005. Among other things,the agreements provide for a pricing arrangement for JPMC's use of MasterCard's core authorization, clearing and settlement services and certain supplemental user-pay services in the United States. The agreements are effective as of January 1, 2005 and have five-year terms. Based on a Schedule 13G/A Information Statement filed on February 10, 2005, JPMC and its affiliates own approximately 11.7% of the outstanding shares of common stock of MasterCard Incorporated.
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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MasterCard Incorporated

Date: February 22, 2005                       By   /s/ NOAH J. HANFT
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                                                  Noah J. Hanft
                                                  General Counsel and Secretary